SUB-ITEM 77C: Submission of matter to a vote of security holders

(a) A Special Meeting of the Interest Holders of the JNLNY Variable Fund I LLC was held December 1, 2006.


(b) The meeting involved the election of Managers. The following lists the name of each Manager elected at the meeting, if the Manager is a Disinterested/Independent Manager or an Interested Manager, and if the Manager was an incumbent or newly elected at the meeting:

         --------------------------------- ------------------------------------------- -------------------

         WILLIAM J. CROWLEY, JR.           Disinterested/Independent Manager           NEW

         --------------------------------- ------------------------------------------- -------------------
         --------------------------------- ------------------------------------------- -------------------

         MICHAEL BOUCHARD                  Disinterested/Independent Manager           INCUMBENT

         --------------------------------- ------------------------------------------- -------------------
         --------------------------------- ------------------------------------------- -------------------

         DOMINIC D'ANNUNZIO                Disinterested/Independent Manager           INCUMBENT

         --------------------------------- ------------------------------------------- -------------------
         --------------------------------- ------------------------------------------- -------------------

         MICHELLE ENGLER                   Disinterested/Independent Manager           INCUMBENT

         --------------------------------- ------------------------------------------- -------------------
         --------------------------------- ------------------------------------------- -------------------

         JAMES HENRY                       Disinterested/Independent Manager           NEW

         --------------------------------- ------------------------------------------- -------------------
         --------------------------------- ------------------------------------------- -------------------

         RICHARD MCLELLAN                  Disinterested/Independent Manager           INCUMBENT

         --------------------------------- ------------------------------------------- -------------------
         --------------------------------- ------------------------------------------- -------------------

         MARK D. NERUD                     Interested Manager                          NEW

         --------------------------------- ------------------------------------------- -------------------
         --------------------------------- ------------------------------------------- -------------------

         WILLIAM R. RYBAK                  Disinterested/Independent Manager           NEW

         --------------------------------- ------------------------------------------- -------------------
         --------------------------------- ------------------------------------------- -------------------

         PATRICIA A. WOODWORTH             Disinterested/Independent Manager           NEW

         --------------------------------- ------------------------------------------- -------------------


(b) Describe each matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each matter:

The following proposals were voted upon at the meeting:

1. To vote on the election of Independent Managers of the JNLNY Variable Fund I
LLC:

                                                   AFFIRMATIVE            AGAINST                WITHHOLD
         MICHAEL BOUCHARD                         8,948,516.550              0                  166,239.440
         WILLIAM J. CROWLEY, JR.                  8,946,774.629              0                  167,981.361
         DOMINIC D'ANNUNZIO                       8,931,089.784              0                  183,666.206
         MICHELLE ENGLER                          8,932,662.963              0                  182,093.027
         JAMES HENRY                              8,946,065.154              0                  168,690.836
         RICHARD MCLELLAN                         8,946,799.621              0                  167,956.369
         WILLIAM R. RYBAK                         8,946,799.621              0                  167,956.369
         PATRICIA A. WOODWORTH                    8,924,061.851              0                  190,694.139


2.       To vote on the election of an Interested Manager to replace an existing
         Interested Manager of the JNLNY Variable Fund I LLC.

                                                   AFFIRMATIVE            AGAINST                WITHHOLD
         MARK D. NERUD                            8,826,444.227              0                  288,311.763

(d)  Not Applicable.